UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2013

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

The disclosures contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K and Exhibits 10.1 and 99.1 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 9, 2013, Ventas Realty, Limited Partnership (“Ventas Realty”), Ventas SSL Ontario II, Inc. and Ventas SSL Ontario III, Inc., each of which is a wholly owned subsidiary of Ventas, Inc. (the “Company”), as borrowers (collectively, the “Borrowers”), and the Company, as guarantor, entered into an Amended and Restated Credit and Guaranty Agreement (the “New Credit Agreement”), with the lenders indentified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender.  The New Credit Agreement provides for a $2.0 billion unsecured revolving credit facility (the “Revolving Credit Facility”), a $200 million unsecured term loan facility maturing in 2018 (the “2018 Term Facility”) and a $800 million unsecured term loan facility maturing in 2019, a portion of which is in the form of Canadian dollar borrowings (the “2019 Term Facility”).

The New Credit Agreement replaces the Company’s existing $2.0 billion unsecured revolving credit facility, as well as its $375 million term loan that was scheduled to mature in 2015, its approximately $125 million term loan that was scheduled to mature in 2017, and its $180 million term loan that was scheduled to mature in 2018 (collectively, the “Existing Term Loans”).  In connection with the closing of the New Credit Agreement, each of the agreements providing for the Existing Term Loans was terminated and all borrowings outstanding thereunder were repaid in full.

Aggregate borrowing capacity under the New Credit Agreement may be increased, at the Borrowers’ option, to up to $3.5 billion by increasing the amount of the Revolving Credit Facility or by incurring additional loans under the 2018 Term Facility or the 2019 Term Facility, in each case subject to the satisfaction of certain conditions set forth in the New Credit Agreement, including the receipt of additional commitments for such increase.

The Revolving Credit Facility includes sublimits of (i) up to $200 million for letters of credit, (ii) up to $250 million for swingline loans, (iii) up to $500 million for loans in certain alternative currencies, and (iv) up to 50% of the facility for certain negotiated rate loans.

The Borrowers’ obligations under the New Credit Agreement are guaranteed by the Company and rank equal in right of payment with all other senior unsecured obligations of the Borrowers and the Company.

Borrowings outstanding under the New Credit Agreement bear interest at a fluctuating rate per annum equal to the applicable LIBOR for Eurocurrency rate loans and the higher of (i) the federal funds rate plus 0.50%, (ii) the Administrative Agent’s prime rate and (iii) the applicable LIBOR plus 1.0% for base rate loans, plus, in each case, a spread based on Ventas Realty’s senior unsecured long-term debt ratings (“Debt Ratings”).  Negotiated rate loans pursuant to the New Credit Agreement bear interest at the rate agreed to between the relevant Borrower and the applicable lender.  The Borrowers are also obligated to pay an annual facility fee on the aggregate commitments under the Revolving Credit Facility based on Ventas Realty’s Debt Ratings.  Based on Ventas Realty’s current Debt Ratings, the applicable spread is 1.00% for Eurocurrency rate revolving loans, 1.05% for Eurocurrency rate term loans, 0.00% for base rate revolving loans and 0.05% for base rate term loans, and the facility fee is 15 basis points.

The Revolving Credit Facility matures on January 31, 2018, but may be extended, at the Borrowers’ option, for an additional period of one year, subject to the satisfaction of certain conditions set forth in the New Credit Agreement.  The 2018 Term Facility matures on January 31, 2018, and the 2019 Term Facility matures on January 31, 2019.  Borrowings outstanding under the New Credit Agreement may be repaid from time to time without premium or penalty, other than customary breakage costs, if any, with respect to Eurocurrency rate loans.

Except as set forth above, the terms of the New Credit Agreement are substantially consistent with the terms of the existing revolving credit agreement.  In particular, the New Credit Agreement imposes certain customary restrictions on the Borrowers, the Company and their subsidiaries, including restrictions pertaining to: (i) liens; (ii) investments; (iii) the incurrence of additional indebtedness; (iv) mergers and dissolutions; (v) certain dividend, distribution and other payments; (vi) permitted businesses; (vii) transactions with affiliates; (viii) agreements limiting certain liens; and (ix) the maintenance of certain consolidated total leverage, secured debt leverage, unsecured debt leverage and fixed charge coverage ratios and minimum consolidated adjusted net worth.  The New Credit Agreement also contains customary events of default.  If a default occurs and is continuing, the Borrowers may be required to repay all amounts outstanding under the New Credit Agreement.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 2.03 by reference.

The representations, warranties and covenants contained in the New Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties.  Accordingly, the representations and warranties in the New Credit Agreement are not necessarily characterizations of the actual state of facts about the Company, the Borrowers and their subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.  Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

A copy of the press release issued by the Company on December 10, 2013 announcing the closing of the New Credit Agreement is filed herewith as Exhibit 99.1 and incorporated in this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)          Shell Company Transactions.

Not applicable.

(d)         Exhibits:

Exhibit Number	Description

10.1

Amended and Restated Credit and Guaranty Agreement, dated as of December 9, 2013, among Ventas Realty, Limited Partnership, Ventas SSL Ontario II, Inc. and Ventas SSL Ontario III, Inc., as borrowers, Ventas, Inc., as guarantor, the lenders identified therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender.

99.1	Press release issued by the Company on December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: December 11, 2013	By:	/s/ Kristen M. Benson
Kristen M. Benson
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amended and Restated Credit and Guaranty Agreement, dated as of December 9, 2013, among Ventas Realty, Limited Partnership, Ventas SSL Ontario II, Inc. and Ventas SSL Ontario III, Inc., as borrowers, Ventas, Inc., as guarantor, the lenders identified therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender.

99.1	Press release issued by the Company on December 10, 2013.